                     TCS ENTERPRISES, INC. AND SUBSIDIARIES
                                                                   EXHIBIT 11.1
                  COMPUTATION OF NET EARNINGS (LOSS) PER SHARE

                                                Three Months        Six Months       Three Months     Six Months
                                                   Ended               Ended            Ended           Ended
                                               June 30, 1995       June 30, 1995    June 30, 1994   June 30, 1994
                                              ---------------     --------------   --------------  ---------------
PRIMARY:

   Average shares outstanding                      5,823,000          5,823,000        5,198,000        5,198,000


   Dilutive common stock options
      based on the treasury stock method                  --                 --               --               --


   Dilutive common stock warrants
      based on the treasury stock method                  --                 --               --               --
                                              ---------------     --------------   --------------  ---------------

                                                   5,823,000          5,823,000        5,198,000        5,198,000
                                              ---------------     --------------   --------------  ---------------
                                              ---------------     --------------   --------------  ---------------

   Net loss                                        ($108,000)         ($345,000)     ($1,671,000)     ($2,689,000)
                                              ---------------     --------------   --------------  ---------------
                                              ---------------     --------------   --------------  ---------------
   Per share loss                                     ($0.02)            ($0.06)          ($0.32)          ($0.52)
                                              ---------------     --------------   --------------  ---------------
                                              ---------------     --------------   --------------  ---------------

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